CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of this 21st day of May 2004 (the "Effective Date") is entered into by and between, XXR Consulting, Inc. (herein referred to as the "Consultant") and Petrol Oil and Gas, Inc., a Nevada corporation (herein referred to as the "Company").

RECITALS

WHEREAS, Company desires to engage the services of Consultant to consult, assist and advise the Company in identifying investor relations and/or public relations and/or market relations organizations to be utilized by the Company and assisting the Company with such investor relations and/or public relations and/or market relations organizations which are engaged by the Company;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.     Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing on the Effective Date and ending 6 months from the Effective Date unless terminated pursuant to Section 8 of this Agreement.

2.     Services. During the term of this Agreement, Consultant's services may include, but will not necessarily be limited to providing the following services on behalf of and for the benefit of the Company:

  Analyze Company's needs with respect to public relations and/or investor relations and/or market relations;

  Consult, assist and advise the Company with respect to its needs for public relations and/or investor relations and/or market relations;

  Oversee and facilitate, for the benefit of the Company, any and all investor relations and/or public relations and/or market relations organizations which are engaged by the Company;

  Consult and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to the financial community;

  Otherwise perform as the Company's consultant for public relations and/or investor relations and/or market relations.

  Assist and advise the company with respect to its relations with brokers, dealers, analysts, and other investment professionals

3.     Limitations on Services. THE PARTIES hereto recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by the applicable rules and regulations of stock exchanges, the National Association of Securities Dealers, in house due diligence or compliance departments of brokerage houses, etc. Accordingly, Consultant agrees as follows:

  Consultant shall NOT release any financial or other information or data about Company without the consent and approval of Company.

  Consultant shall NOT conduct any meetings with financial analysts without informing Company in advance of any proposed meeting, the format or agenda of such meeting and Company may elect to have a representative of Company attend such meeting.

  Consultant shall NOT release any information or data about Company to any selected or limited person, entity or group if Consultant is aware that such information or data has not been generally released or promulgated and Company requests in writing that said information or data is not to be so released or promulgated.

4.     Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities, which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company under this Agreement. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner.

5.     Remuneration. As full and complete compensation for services described in this Agreement, the Company shall compensate Consultant as follows:

5.1     For undertaking this engagement and for other good and valuable consideration, the Company agrees to cause to be delivered to the Consultant a "Commencement Bonus" payable in the form of 120,000 unregistered, restricted shares of the Company's Common Stock subject to registration on a "piggy-back" basis, which represents less than 5% of the issued and outstanding shares of common stock in the Company). The term "piggy-back" registration shall mean, in the event the Company files a registration statement, other than a registration on Form S-8, then in that event the Company agrees to notify Consultant of such registration, and upon request, register the Shares at the expense of the Company. The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement. The shares of Common Stock issued as a Commencement Bonus, therefore, constitute payment for Consultant's agreement to consult to the Company and are a nonrefundable, non-apportionable, and non-ratable retainer; such shares of common stock are not a prepayment for future services. If the Company decides to terminate this Agreement after entered into for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock paid to it as Commencement Bonus hereunder. Further, if and in the event the Company is acquired in whole or in part, during the term of this Agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock paid to it hereunder. It is further agreed that if at any time during the term of this agreement, the Company or substantially all of the Company's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the Consultant shall retain and will not be requested by the Company to return any of the shares of Common Stock.

5.2     With each transfer of shares of Common Stock to be issued pursuant to this Agreement (collectively, the "Shares"). Company shall cause to be issued a certificate representing the Common Stock and a written opinion of counsel for the Company stating that said shares are validly issued, fully paid and non-assessable and that the issuance and eventual transfer of them to Consultant has duly authorized by the Company. Company warrants that all Shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the Company's board of directors shall have duly authorized the issuance, and any transfer of them to Consultant.

6.     Non-Assignability of Services. Consultant's services under this contract are offered to Company only and may not be assigned by Company to ant entity with which Company merges or which acquires the Company or substantially all of its assets. In the event of such merger or acquisition, all compensation to Consultant herein under the schedules set forth herein shall remain due and payable, and any compensation received by the Consultant may be retained in the entirety by Consultant, all without any reduction or pro-rating and shall be considered and remain fully paid and non-assessable. Notwithstanding the non-assign ability of Consultant's services, Company shall assure that in the event of any merger, acquisition, or similar change of form of entity, that its successor entity shall agree to complete all obligations to Consultant, including the provision and transfer of all compensation herein and the preservation of the value thereof consistent with the rights granted to Consultant by the Company herein, and to Shareholders.

7.     Indemnification by Company. The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant (including its officers, directors, employees and agents) against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials. Company further agrees to protect, indemnify and hold harmless Consultant (including its officers, directors, employees and agents) against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from any and all breaches by Company and/or Company's officers, directors, employees, agents, and any and all market relations, public relations and investor relations organizations introduced to Company by Consultant and subsequently engaged by Company, including misrepresentations and/or omission of fact and from any and all violations of applicable laws and regulations.

8.     Indemnification by Consultant. Consultant shall protect, defend, indemnify and hold Company and its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys' fees) of every kind and character resulting from, relating to, or arising out of (i) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by Consultant herein; or (ii) any legal action, including any counterclaim, or breach of representation, warranty, covenant or agreement made by Consultant herein; or (iii) negligent or willful misconduct, occurring during the term hereof.

9.     Representations. Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor and is not and will not perform any tasks, which require Consultant to be licensed as such. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Both Company and Consultant acknowledge that Company is under no obligation to follow and/or act in accordance with the recommendations made by Consultant in connection with this Agreement. Company represents that its decision to not act in accordance with Consultant's recommendations in no way effects Company's obligations as set forth in Section 4 et. Seq. hereinabove. Company acknowledges that it remains responsible to perform any and all additional due diligence it deems necessary and appropriate respecting the investor relations, market relations and public relations organizations introduced to it by Consultant. Company further represents and acknowledges that Consultant is not responsible and not liable for the actions taken by those investor relations, market relations and public relations organizations that are introduced to it by Consultant and subsequently engaged by Company.

10.     Anti-Shorting Provision. Consultant shall not, whether directly, indirectly or through an affiliate, sell shares of the Company's common stock short. The Consultant shall use commercially reasonable efforts not to create an intraday low in the Company's common stock.

11.     Inside Information - Securities Violations. In the course of the performance of this Agreement, it is expected that specific sensitive information concerning the operations of Company's business and/or affiliate companies shall come to the attention and knowledge of Consultant. In such event Consultant shall not divulge, discuss or otherwise reveal such information to any third parties until such time as there has been a public disclosure of such information.

12.     Termination. This Agreement may be terminated by either party during the Term hereof by notice to the other party in the event that either party shall have provided materially inaccurate or misleading information, of any type or nature, to the other party, or failed or been unable to comply in any material respect with any of the terms, conditions or provisions of this Agreement on the part of either party to be performed, complied with or fulfilled within the respective times, if any, herein provided for, unless compliance therewith or the performance or satisfaction thereof shall have been expressly waived by either party in writing. Any termination of this Agreement pursuant to this Section 12 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of either party, except that the Company shall remain obligated to pay the fees, other compensation and costs otherwise to be paid, as set forth in Section 5 hereof.

13.     Legal Representation. The Company acknowledges that independent legal counsel in the preparation of this Agreement has represented it. Consultant represents that it has consulted with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

14.     Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

15.     Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

16.     Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, or sent by express mail or telegram, or transmitted by fax or e-mail, addressed as set forth herein below.

If to Consultant:

XXR Consulting, Inc.

If to the Company:

Petrol Oil and Gas, Inc.

17.     Confidentially. This entire Agreement, including the terms of this Agreement, shall remain confidential in its entirety and will not be disclosed to anyone without first receiving written consent to do so. This is a material part of this Agreement.

18.     Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. In the event that any particular provision or provisions of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this Agreement, which shall continue in full force and eact and be binding upon the respective parties hereto. The language of this Agreement shall be construed as a whole, according to its fair meaning and intent, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or the terms or conditions hereof

19.     Construction of Agreement. Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

20.     Applicable Law. THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF NEVADA FOR WHICH THE COURTS IN CLARK COUNTY, NEVADA SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE.

AGREED TO:

XXR Consulting Inc.

Date: 6/4/04

By: /S/Curt Kramer

      Curt Kramer, President

Petrol Oil and Gas, Inc.

a Nevada corporation

Date: 6/3/04

By: /S/Paul Branagan

      Paul Branagan, President